UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2025
Aurinia Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Canada	001-36421	98-1231763
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

#140, 14315 - 118 Avenue
Edmonton, Alberta
T5L 4S6
(250) 744-2487
(Address and telephone number of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Shares, without par value	AUPH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events
On June 30, 2025, Aurinia Pharmaceuticals Inc. (Aurinia or the Company) issued a press release announcing positive results from a Phase 1 study of aritinercept (AUR200). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.
The information contained in the press release and investor presentation is summary information that is intended to be considered in the context of our Securities and Exchange Commission filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise such information, except as required by law.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Aurinia Announces Positive Results from Phase 1 Study of Aritinercept (AUR200)
99.2	Aurinia's Investor Presentation, dated June 30, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 30, 2025

AURINIA PHARMACEUTICALS INC.

By:	/s/ Stephen P. Robertson
Name:	Stephen P. Robertson
Title:	EVP, General Counsel, Corporate Secretary and Chief Compliance Officer